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Exhibit 5.9

1180 Peachtree Street Atlanta, Georgia 30309 www.kslaw.com

June 7, 2011

Sheppard Mullin Richter& Hampton LLP
30 Rockefeller Plaza
Suite 2400
New York, New York 10112

  Re:
  Kratos Southeast, Inc.

Ladies and Gentlemen:

        Reference is made to our legal opinion letter dated March 25, 2011 attached hereto as Exhibit A (the "Opinion") which is addressed to Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc., as Initial Purchasers under the Purchase Agreement. Capitalized terms used in this letter have the meanings given to such terms in the Opinion.

        This letter shall confirm that you are permitted to rely on the Opinion as to the matters expressly set forth therein, solely as of the date of the Opinion and subject to the assumptions and qualifications stated therein. Any reliance by you must be actual and reasonable under the circumstances existing at the time of such reliance, including any changes in law, facts or any other developments known to or reasonably knowable by you at such time.

        This letter does not constitute a reaffirmation of the Opinion as of the date hereof or a confirmation that there has been no change in relevant law or facts since the date thereof. We are furnishing this confirmation to you solely for your benefit as counsel to Kratos Defense & Security Solutions, Inc. (the "Company") in connection with your legal opinion to be provided to the Company with respect to certain guarantees of its 10% Senior Secured Notes due 2017, and the Opinion may not be relied upon by you for any other purpose and may not be quoted to, relied on by, nor may copies be delivered to, any other person or entity without our prior written consent.

Very truly yours,

KING & SPALDING LLP

EXHIBIT A

March 25, 2011 Opinion

[See attached pages]

King & Spalding LLP 1180 Peachtree Street, NE Atlanta, Georgia 30309-3521 www.kslaw.com

March 25, 2011

JEFFERIES & COMPANY, INC.
KEYBANC CAPITAL MARKETS INC. and
OPPENHEIMER & CO. INC.
    as initial Purchasers
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022

Re:
$285,000,000 ACQUISITION CO. LANZA PARENT
10% Senior Secured Notes due 2017 (Stage I)

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
10% Senior Secured Notes due 2017 (Stage II)

Ladies and Gentlemen:

        We have acted as special Georgia counsel to Kratos Southeast, Inc., a Georgia corporation (the "Georgia Guarantor"), in connection with (i) that certain Purchase Agreement dated as of March 22, 2011 (the "Purchase Agreement") by and among Kratos Defense & Security Solutions, Inc. (the "Stage II Issuer"), Acquisition Co. Lanza Parent ("Stage I Issuer" and, together with the Stage II Issuer, the "Issuers"), Lanza Acquisition Co. ("Acquisition Co."), the other subsidiaries of the Stage II Issuer party thereto (the "Guarantors" and, together with the issuers and Acquisition Co., the "Note Parties"), Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc. (collectively, the "Initial Purchasers"), and (ii) the other Opinion Documents (as defined below).

        This letter is furnished at our client's request pursuant to Section 7(b)(vii) of the Purchase Agreement. Capitalized terms defined in the Purchase Agreement, used but not otherwise defined herein, have the meanings given to them in the Purchase Agreement.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

  (a)
  the Purchase Agreement; and

  (b)
  the Registration Rights Agreement, dated as of March 25, 2011, among the Note Parties and the Initial Purchasers (the "Registration Rights Agreement");

        The documents described in clauses (a) and (b) above are referred to herein collectively as the "Opinion Documents".

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have assumed that the parties to the Opinion Documents have not entered into any agreements which modify the terms of the Opinion Documents and have not otherwise expressly or by implication waived, or agreed to any modification of, the Opinion Documents. To the extent that obligations of the Note Parties may be dependent upon such matters, we have assumed (A) that the Note Parties (other than the Georgia Guarantor) and the Initial Purchasers are each duly formed, validly existing and in good standing in all relevant jurisdictions, and we understand that you are relying on opinions of other counsel with respect to these matters as to such Note Parties (other than the Georgia Guarantor), (B) that each of the Note Parties (other than the Georgia Guarantor) and the Initial Purchasers has the requisite power and authority to enter into and perform all of its obligations under each of the

Opinion Documents to which it is a party, and we understand that you are relying on opinions of other counsel with respect to these matters as to such Note Parties (other than the Georgia Guarantor), (C) that the Opinion Documents to which each of the Note Parties (other than the Georgia Guarantor) is a party have been duly authorized by all appropriate corporate, company or partnership action by each such Note Party, and we understand that you are relying on an opinion of other counsel with respect to these matters as to such Note Parties (other than the Georgia Guarantor), (D) that the Opinion Documents to which each of the Note Parties (other than the Georgia Guarantor) is a party has been duly executed and delivered by each such Note Party, and we understand that you are relying on an opinion of other counsel with respect to these matters as to such Note Parties (other than the Georgia Guarantor), (E) that the Opinion Documents to which each of the Note Parties and the Initial Purchasers is a party constitute the legal, valid and binding obligations of such Note Parties and the Initial Purchasers, enforceable against such Note Parties and the Initial Purchasers in accordance with their terms, and (F) that the Initial Purchasers have the requisite power and authority to enter into and perform their respective obligations under the Opinion Documents. We have also assumed that under no circumstances, whether by reason of prepayment, acceleration, termination or otherwise, will the interest payable by the Note Parties, including without limitation, expenses chargeable to the Note Parties, early termination fees, prepayment fees and premiums, and other fees and charges for the use of money, whether or not denominated as interest, exceed a rate of (5%) per month.

        As to various matters of fact relevant to this opinion, we have been furnished with, and have relied exclusively upon, (i) certificates of and letters from public officials, (ii) the representations and warranties of the Note Parties and the Initial Purchasers in the Opinion Documents and (iii) certifications of certain officers of the Note Parties. We have not independently verified such factual matters. In rendering the opinion set forth in paragraph 1 below with respect to the current status of the Georgia Guarantor in the State of Georgia, (i) we have relied solely on a certificate dated as of March 25, 2011, issued with respect to the Georgia Guarantor by the Secretary of State of the State of Georgia, a copy of which is attached as Exhibit A and incorporated herein by this reference, (ii) such opinion is limited to the meaning ascribed to such certificate by such Secretary of State, and (iii) we have assumed that such certificate was properly given and remains accurate as of the date of this letter.

        We are opining herein as to the effect on the subject transactions only of the internal laws of the State of Georgia. Notwithstanding anything to the contrary herein, we express no opinion with respect to (a) the laws of any other jurisdiction or (b) any matters of municipal law or the laws of any local agencies within any state.

        Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are generally applicable to companies and guarantors in privately placed, note issuance and purchase transactions, provided that no opinion is expressed as to (i) any laws relating to pollution, protection of the environment or hazardous substances, (ii) any laws relating to zoning, subdivision, land use, building or construction, (iii) any laws relating to labor, employment, pension, employee rights and benefits, or occupational safety and health, (iv) antifraud matters, (v) antitrust, unfair competition and trade regulation matters, (vi) tax matters, (vii) state and federal securities laws and regulations, (viii) Sections 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law, (ix) broker-dealers, investment companies and investment advisors, (x) laws relating to public utilities, (xi) margin regulations, (xii) escheat, (xiii) insurance, (xiv) bulk sales, (xv) laws relating to fiduciary duties, (xvi) racketeering, (xvii) patents, copyrights, trademarks, trade names and other intellectual property rights, (xviii) usury and interest laws (including laws establishing maximum rates of interest or prohibiting the charging of interest on unpaid interest), or (xix) other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the nature or extent of the business of any parties to the Opinion Documents or of any of their affiliates.

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        We call to your attention the fact that we have represented the Georgia Guarantor solely as local Georgia counsel with respect to this transaction and similar transactions and have not otherwise acted as counsel for the Georgia Guarantor in any other context, and our opinion is based solely on the documents and certificates described herein which we have reviewed.

        Based upon and subject to the foregoing and the qualifications and limitations as set forth below, and in reliance thereon, it is our opinion that, as of the date hereof:

  1.
  The Georgia Guarantor is a corporation validly existing and in good standing under the laws of the State of Georgia with corporate power and authority to enter into the Opinion Documents to which it is a party and to perform its obligations thereunder.

  2.
  The execution and delivery by the Georgia Guarantor of the Opinion Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary corporate action of the Georgia Guarantor, and each Opinion Document to which the Georgia Guarantor is a party has been duly executed and delivered by the Georgia Guarantor.

  3.
  The execution and delivery by the Georgia Guarantor of the Opinion Documents to which it is a party and the incurrence of its obligations thereunder, on the date hereof do not: (a) violate the provisions of the articles of incorporation or bylaws (collectively, the "Governing Documents") of the Georgia Guarantor, (b) violate any statute, rule or regulation of the State of Georgia applicable to the Georgia Guarantor, or (c) require any consents, approvals, or authorizations to be obtained by the Georgia Guarantor from, or any registrations, declarations or filings to be made by the Georgia Guarantor with, any governmental authority of the State of Georgia.

        In addition to the foregoing, the opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:

  a.
  We assume the accuracy and completeness of the representations and warranties (as to factual matters) of the parties set forth in the Purchase Agreement and the other Opinion Documents.

  b.
  With respect to the opinion set forth in paragraph 3 above, relating to violations of Georgia statutes, rules or regulations applicable to the Georgia Guarantor, we have not conducted any investigation into the types of businesses and activities in which the Georgia Guarantor engages or the manner in which the Georgia Guarantor conducts its business. We have not conducted any special investigation of statutes, rules or regulations, and our investigation and our opinion is limited to such statutes, rules and regulations of the State of Georgia that in our experience are typically directly applicable to a transaction of the type contemplated by the Opinion Documents.

        Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Georgia Guarantor or any of the other Note Parties. We assume no obligation to inform you of any changes in law or facts, or any other developments, that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein. This opinion letter is an expression of our professional judgment on the legal issues expressly addressed herein. By rendering our opinion, we neither become an insurer or guarantor of such expression of our professional judgment nor guarantee the outcome of any legal dispute that may arise out of the transactions contemplated by the Opinion Documents.

        This opinion is rendered as of the date first written above solely for your benefit in connection with the Purchase Agreement and may not be quoted to, relied on by, nor may copies be delivered to, any other person or entity without our prior written consent. At your request, we hereby consent to

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reliance hereon by any Person that becomes a "Subsequent Purchaser", as defined in the Purchase Agreement, in accordance with the express provisions of Section 2 of the Purchase Agreement, on the condition and understanding that: (i) this opinion does not extend to any issue or matter related to any such assignment to a Subsequent Purchaser or arising from or out of any such assignment (as distinct from the subject transaction), (ii) this opinion is limited and qualified with respect to a Subsequent Purchaser in the same manner that it is limited and qualified as set forth above with respect to the original addressees, (iii) this opinion speaks only as of the date hereof; (iv) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressees, or to take into account changes in law or facts, or any other developments, of which we may later become aware; and (v) any such reliance by a Subsequent Purchaser must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law or facts or any other developments, known to or reasonably knowable by such Subsequent Purchaser at such time.

Very truly yours,

KING & SPALDING LLP

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 EXHIBIT A

GEORGIA CERTIFICATE OF EXISTENCE

[See attached page]

Control No. **K008554**

# STATE OF GEORGIA

## Secretary of State

Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

# CERTIFICATE OF EXISTENCE

I, Brian P. Kemp, Secretary of State and the Corporations Commissioner of the state of Georgia, hereby certify under the seal of my office that

**KRATOS SOUTHEAST, INC.**

**Domestic Profit Corporation**

was formed or was authorized to transact business on 03/27/1990 in Georgia. Said entity is in compliance with the applicable filing and annual registration provisions of Title 14 of the Official Code of Georgia Annotated and has not filed articles of dissolution, certificate of cancellation or any other similar document with the office of the Secretary of State.

This certificate relates only to the legal existence of the above-named entity as of the date issued. It does not certify whether or not a notice of intent to dissolve, an application for withdrawal, a statement of commencement of winding up or any other similar document has been filed or is pending with the Secretary of State.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence that said entity is in existence or is authorized to transact business in this state.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 25th day of March, 2011

Brian P. Kemp
Secretary of State

Certification Number: 7048855-1 Reference: 14995.079001.7430
Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

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  Exhibit 5.9
EXHIBIT A GEORGIA CERTIFICATE OF EXISTENCE [See attached page]